Exhibit 99.2

Restricted Stock Award Agreement

NETIQ CORPORATION

NOTICE OF AWARD OF RESTRICTED STOCK

NetIQ Corporation, a Delaware corporation (the “Company”), hereby awards, effective as of the date set forth below (the “Award Date”), to Charles M. Boesenberg the number of shares of the Company’s common stock, par value $0.001 per share, set forth below (the “Restricted Shares”) pursuant to the Company’s Amended and Restated 1998 Stock Incentive Compensation Plan (the “Plan”), as follows:

Award Date	March 2, 2006

Number of Restricted Shares	22,153

The award of Restricted Shares is subject to all the terms and conditions set forth in (i) this Notice, (ii) the Restricted Stock Agreement (the “Agreement”), a copy of which is attached hereto, and (iii) the Plan, a copy of which is attached hereto. Each of the Agreement and the Plan is incorporated herein in its entirety.

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (the “Agreement”) is made and entered into as of March 2, 2006 by and between NetIQ Corporation, a Delaware corporation (the “Company”), and Charles M. Boesenberg (“Grantee”).

WHEREAS, the Company has awarded the Restricted Shares (as defined herein) pursuant to a Notice of Award of Restricted Stock (the “Notice”) and the Company’s Amended and Restated 1998 Stock Incentive Compensation Plan (the “Plan”) and subject to the terms, conditions and restrictions set forth in the Notice, the Plan, this Agreement and the Change of Control Agreement (as defined below); and

WHEREAS, in accordance with the terms, conditions and restrictions set forth in the Notice, the Plan and this Agreement, the Company desires to issue the Restricted Shares to Grantee, and Grantee desires to accept the Restricted Shares, each on the terms set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

13. Award of Restricted Shares. The Company hereby awards to Grantee, and Grantee hereby accepts, that number of restricted shares set forth in the Notice (the “Restricted Shares”) of the Company’s common stock, par value $0.001 per share, in consideration for services rendered and on the terms and conditions set forth herein.

(a) Vesting Conditions. If Grantee is appointed and serves as Executive Chairman of the Company, as provided in the letter agreement between the Company and Grantee, dated March 2, 2006 (the “Letter Agreement”), the Restricted Shares awarded hereunder shall vest and become non-forfeitable upon the earlier of (i) January 1, 2007 if Grantee is serving as Executive Chairman on such date or (ii) upon the date of the Company’s termination of his employment as Executive Chairman without cause. If Grantee is not appointed as Executive Chairman on the CEO Resignation Date (as defined in the Letter Agreement), he will forfeit the Restricted Shares on the CEO Resignation Date. If Grantee voluntarily resigns as Executive Chairman prior to January 1, 2007, after being appointed to such position, he will forfeit the Restricted Shares as of the date of his resignation.

(b) Change of Control. Notwithstanding paragraph (a) of this Section 1, if Grantee’s employment with the Company terminates as a result of an Involuntary Termination (as defined in the Change of Control Agreement) at any time within twelve months after a Change of Control (as defined in the Change of Control Agreement), then all Restricted Shares that have not been forfeited shall vest and become non-forfeitable in accordance with the terms of the Change of Control Agreement dated February 7, 2005, by and between the Company and Grantee (the “Change of Control Agreement”). Additionally, in the event of a sale, merger, consolidation, reorganization, liquidation or change of control of the Company, as reasonably determined by the Plan Administrator (as defined in the Plan), all the Restricted Shares that have not yet vested shall vest and become non-forfeitable if the acquiror or successor entity does not assume or substitute an equivalent equity instrument for the Restricted Shares.

14. Withholding Taxes. Any withholding tax liabilities incurred in connection (i) with the Restricted Shares becoming vested and non-forfeitable or otherwise incurred in connection with the Stock Purchase Right shall be satisfied by the Company withholding a portion of the Restricted Shares that have vested and become non-forfeitable having a fair market value approximately equal to the minimum amount of taxes that the Company concludes it is required to withhold under applicable law, and (ii) with respect to any cash dividend or other distribution hereunder, by deducting therefrom the minimum amount of taxes required to be withheld by the Company under applicable law. Notwithstanding the foregoing, Grantee acknowledges and agrees that he is responsible for all taxes that arise in connection with the Restricted Shares becoming vested and non-forfeitable or otherwise incurred in connection with the Stock Purchase Right.

15. Restrictions on Transfer. Grantee may not sell, transfer, pledge or otherwise dispose of any of the Restricted Shares until after such shares have vested. Grantee further agrees not to sell, transfer or otherwise dispose of any shares at a time when applicable laws or Company policies prohibit a sale, transfer or other disposition. Grantee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent. The Company shall not be required (i) to transfer on its books any Restricted Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Restricted Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Restricted Shares shall have been so transferred.

16. Stock Certificates. Certificates evidencing the Restricted Shares shall be issued by the Company and registered in the name of Grantee on the stock transfer books of the Company. Such certificates shall remain in the physical custody of the Company or its designee at all times during the applicable restriction periods.

17. Stockholder Rights. Grantee will have the same voting and other rights as the Company’s other stockholders with respect to each Restricted Share until or unless such Restricted Share is forfeited pursuant to Section 1 hereof. In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Restricted Shares will be adjusted accordingly and will be subject to forfeiture pursuant to Section 1 hereof and the same restrictions as the existing Restricted Shares. In the event of a cash dividend or other distribution, such dividend or distribution may be held by the Company and will be subject to forfeiture pursuant to Section 1 hereof and, at the discretion of the Plan Administrator, the other restrictions contained herein.

18. At-Will Employment. This Agreement and the Plan shall not confer upon Grantee any right with respect to continuation of employment with the Company, nor shall it interfere in any way with Grantee’s or the Company’s right to terminate Grantee’s employment at any time, with or without cause.

19. Notices. All notices hereunder to the party shall be delivered or mailed to the following addresses:

If to the Company:

NetIQ Corporation

3553 N. First Street

San Jose, CA 95134

Attention: General Counsel

Fax: (408) 856-3777

If to the Grantee:

To the Grantee at the last known address contained in the Human Resources records of the Company.

Such addresses for the service of notices may be changed at any time provided written notice of such change is furnished in advance to the other party.

20. Miscellaneous.

(a) Interpretation. This Agreement and the Restricted Shares are subject in all respects to the terms and conditions of the Plan, which shall be controlling. All interpretations or determinations of the Plan Administrator shall be binding and conclusive upon the Grantee and his legal representatives on any question arising hereunder. The Grantee acknowledges that he has received and reviewed a copy of the Plan.

(b) Entire Agreement. This Agreement, the Plan, the Notice, and the Change of Control Agreement constitute the entire understanding between Grantee and the Company regarding the Restricted Shares subject to this Agreement. Any prior agreements, commitments or negotiations concerning the Restricted Shares are superseded. This Agreement may be amended only by written agreement, signed by both parties.

(c) Governing Law. This Agreement will be interpreted and enforced under the laws of the State of California.

(d) Survival of Terms. This Agreement shall apply to and bind Grantee and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

21. Definitions. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

IN WITNESS WHEREOF, the undersigned have caused this Restricted Stock Purchase Agreement to be duly executed as of the date first above written.

NETIQ CORPORATION

By:
David J. Barram
Lead Independent Director

GRANTEE

Charles M. Boesenberg